                                                                   EXHIBIT 17(e)

FUND TYPE:
-------------------------------
Junk bond and stock



INVESTMENT OBJECTIVE:
-------------------------------
Total return through high
current income and
capital appreciation


PRUDENTIAL
HIGH YIELD TOTAL
RETURN FUND, INC.


PROSPECTUS: JUNE 1, 1999


As with all mutual funds, the Securities
and Exchange Commission has not approved
or disapproved the Fund's shares, nor
has the SEC determined that this
prospectus is complete or accurate. It
is a criminal offense to state
otherwise.                                                 [PRUDENTIAL LOGO]

--------------------------------------------------------------------------------
Table of Contents
--------------------------------------------------------------------------------

1    Risk/Return Summary

1    Investment Objective and Principal Strategies
1    Principal Risks
3    Fees and Expenses

5    How the Fund Invests
5    Investment Objective and Policies
7    Other Investments
9    Derivative Strategies
10   Additional Strategies
11   Investment Risks


15   How the Fund is Managed
15   Board of Directors
15   Manager
15   Investment Adviser
15   Portfolio Managers
16   Distributor
16   Year 2000 Readiness Disclosure

17   Fund Distributions and Tax Issues
17   Distributions
17   Tax Issues
19   If You Sell or Exchange Your Shares

20   How to Buy, Sell and Exchange Shares of the Fund
20   How to Buy Shares
27   How to Sell Your Shares
31   How to Exchange Your Shares

34   Financial Highlights
34   Class A and Class B Shares
35   Class C and Class Z Shares

36   The Prudential Mutual Fund Family


A-1  Description of Security Ratings

     For More Information (Back Cover)

--------------------------------------------------------------------------------
    PRUDENTIAL HIGH YIELD TOTAL RETURN FUND, INC.     [TELEPHONE] (800) 225-1852
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Risk/Return Summary
--------------------------------------------------------------------------------

This section highlights key information about the PRUDENTIAL HIGH YIELD TOTAL RETURN FUND, Inc., which we refer to as "the Fund." Additional information follows this summary.

INVESTMENT OBJECTIVE AND PRINCIPAL STRATEGIES


Our investment objective is TOTAL RETURN THROUGH HIGH CURRENT INCOME AND CAPITAL APPRECIATION. This means we seek investments that will provide high-yields and investments that will increase in value. We normally invest at least 65% of the Fund's total assets in high-yield fixed-income securities rated Ba or lower by Moody's Investors Service (Moody's), or BB or lower by Standard & Poor's Ratings Group (Standard & Poor's) and securities either rated by another major rating service or unrated securities of comparable quality, that is, junk bonds. The Fund also invests in preferred stocks, equity-related securities and convertible securities. Some of the securities in which we invest may be issued by financially or operationally troubled companies, including bankrupt companies.

      In determining which securities to buy and sell, the investment adviser will consider, among other things, the financial history and condition, earnings trends, analysts' recommendations, the prospects and the management of an issuer. The investment adviser generally will employ fundamental analysis in making such determinations. Fundamental analysis involves review of financial statements and other data to try to predict an issuer's prospects and to try to decide whether the price of the issuer's security is undervalued or overvalued. While we make every effort to achieve our objective, we can't guarantee success.


PRINCIPAL RISKS


Although we try to invest wisely, all investments involve risk. The fixed-income securities in which the Fund invests are generally subject to the risk that the issuer may be unable to make principal and interest payments when they are due, as well as the risk that the securities may lose value because interest rates change or because there is a lack of confidence in the borrower. Since the Fund invests in lower-rated bonds, commonly known as junk bonds, there is a greater risk of default of payment of principal and interest. Furthermore, junk bonds tend to be less liquid than higher-rated securities. Therefore, an investment in the Fund may not be appropriate for short-term investing.

      Our investment in the securities of financially and operationally troubled companies may result in large losses and/or share price volatility. The Fund


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Risk/Return Summary
--------------------------------------------------------------------------------


may also be subject to litigation risks or be unable to dispose of an investment because it may get involved in bankruptcy proceedings, reorganizations and financial restructurings. Since the Fund invests in equities as well as debt, there is also the risk that the price of a particular security we own could go down. In addition, the value of the equity markets or a sector of them could go down. Stock and bond markets are volatile.

      Like any mutual fund, an investment in the Fund could lose value, and you could lose money. For more detailed information about the risks associated with the Fund, see "How the Fund Invests--Investment Risks."


      An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

--------------------------------------------------------------------------------
2  PRUDENTIAL HIGH YIELD TOTAL RETURN FUND, INC.     [TELEPHONE] (800) 225-1852
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Risk/Return Summary
--------------------------------------------------------------------------------

FEES AND EXPENSES


These tables show the sales charges, fees and expenses that you may pay if you buy and hold each share class of the Fund--Class A, B, C and Z. Each share class has different sales charges--known as loads--and expenses, but represents an investment in the same fund. Class Z shares are available only to a limited group of investors. For more information about which share class may be right for you, see "How to Buy, Sell and Exchange Shares of the Fund."


-----------------------------------------------------------
  SHAREHOLDER FEES(1) (PAID DIRECTLY FROM YOUR INVESTMENT)
--------------------------------------------------------------------------------------------------
                                                       CLASS A     CLASS B     CLASS C   CLASS Z
--------------------------------------------------------------------------------------------------
  Maximum sales charge (load) imposed on
     purchases (as a percentage of offering price)          4%        None          1%      None
  Maximum deferred sales charge (load)
     (as a percentage of the lower of original
     purchase price or sale proceeds)                     None         5%(2)        1%(3)   None
  Maximum sales charge (load) imposed
     on reinvested dividends and other
     distributions                                        None        None        None      None
  Redemption fees                                         None        None        None      None
  Exchange fee                                            None        None        None      None


-------------------------------------------------------------
  ANNUAL FUND OPERATING EXPENSES (DEDUCTED FROM FUND ASSETS)
--------------------------------------------------------------------------------------------------
                                                       CLASS A     CLASS B     CLASS C   CLASS Z
--------------------------------------------------------------------------------------------------
  Management fees(4)                                      .65%        .65%        .65%      .65%
  + Distribution and service (12b-1) fees                 .30%       1.00%       1.00%      None
  + Other expenses                                        .54%        .54%        .54%      .54%
  = Total annual Fund operating expenses                 1.49%       2.19%       2.19%     1.19%
  - Fee waivers(4)                                        .20%        .40%        .40%      .15%
  = NET ANNUAL FUND OPERATING EXPENSES                   1.29%       1.79%       1.79%     1.04%


1 YOUR BROKER MAY CHARGE YOU A SEPARATE OR ADDITIONAL FEE FOR PURCHASES AND SALES OF SHARES.

2 THE CONTINGENT DEFERRED SALES CHARGE (CDSC) FOR CLASS B SHARES DECREASES BY 1% ANNUALLY TO 1% IN THE FIFTH AND SIXTH YEARS AND 0% IN THE SEVENTH YEAR. CLASS B SHARES CONVERT TO CLASS A SHARES APPROXIMATELY SEVEN YEARS AFTER PURCHASE.

3 THE CDSC FOR CLASS C SHARES IS 1% FOR SHARES REDEEMED WITHIN 18 MONTHS OF PURCHASE.

4 THE FUND'S DISTRIBUTION AND SERVICE (12B-1) FEES WITH RESPECT TO CLASS A SHARES AND MANAGEMENT FEES HAVE BEEN RESTATED TO REFLECT CURRENT FEE LEVELS. FOR THE FISCAL YEAR ENDING MARCH 31, 2000, THE MANAGER OF THE FUND HAS CONTRACTUALLY AGREED TO WAIVE .15% OF 1% OF ITS MANAGEMENT FEE AND THE DISTRIBUTOR OF THE FUND HAS CONTRACTUALLY AGREED TO REDUCE ITS DISTRIBUTION AND SERVICE (12B-1) FEES FOR CLASS A SHARES TO .25 OF 1% OF THE AVERAGE DAILY NET ASSETS OF THE CLASS A SHARES AND .75 OF 1% OF BOTH THE CLASS B AND CLASS C SHARES.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Risk/Return Summary
--------------------------------------------------------------------------------

EXAMPLE

This example will help you compare the fees and expenses of the Fund's different share classes and the cost of investing in the Fund with the cost of investing in other mutual funds.


      The example assumes that you invest $10,000 in the Fund for the time periods indicated and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same. After the first year, the example does not take into account the Manager's agreement to waive part of its management fee or the Distributor's agreement to reduce distribution and service (12b-1) fees for Class A, Class B and Class C shares. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

------------------------------------------------------------------------------
                        1 YR           3 YRS           5 YRS          10 YRS
------------------------------------------------------------------------------
  Class A shares        $526            $833          $1,162          $2,092
  Class B shares        $682            $947          $1,238          $2,231
  Class C shares        $380            $740          $1,227          $2,568
  Class Z shares        $106            $363            $640          $1,430


You would pay the following expenses on the same investment if you did not sell your shares:


-----------------------------------------------------------------------------
                       1 YR           3 YRS           5 YRS          10 YRS
-----------------------------------------------------------------------------
  Class A shares       $526            $833          $1,162          $2,092
  Class B shares       $182            $647          $1,138          $2,231
  Class C shares       $280            $740          $1,227          $2,568
  Class Z shares       $106            $363            $640          $1,430



--------------------------------------------------------------------------------
4   PRUDENTIAL HIGH YIELD TOTAL RETURN FUND, INC.     [TELEPHONE] (800) 225-1852
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
How the Fund Invests
--------------------------------------------------------------------------------

INVESTMENT OBJECTIVE AND POLICIES


The Fund's investment objective is TOTAL RETURN THROUGH HIGH CURRENT INCOME AND CAPITAL APPRECIATION. This means we seek investments that pay interest, dividends and other income and investments that will increase in value. While we make every effort to achieve our objective, we can't guarantee success. In pursuing our objective, the Fund will invest in a wide variety of debt and equity securities, including at least 65% of the Fund's total assets in HIGH-YIELD DEBT SECURITIES. THE FUND ALSO INVESTS IN PREFERRED STOCKS, EQUITY-RELATED SECURITIES AND CONVERTIBLE SECURITIES. We buy securities of companies of every size--small, medium and large capitalization. Some of these companies may be FINANCIALLY or OPERATIONALLY TROUBLED, and could be in bankruptcy.

      The Fund may invest in debt ("fixed-income") securities of companies or governments. Bonds and other debt securities are used by issuers to borrow money from investors. The borrower pays the investor a fixed or variable rate of interest and must repay the amount borrowed. Consistent with its investment objective, under normal conditions the Fund may invest up to 100% of its assets in lower-rated fixed-income securities. A rating is an assessment of the likelihood of the timely repayment of interest and principal and can be useful when comparing different debt obligations. A description of bond ratings is contained in Appendix A.

      Lower-rated fixed-income securities are securities rated below Baa by Moody's or BBB by Standard & Poor's, or comparably rated by another major rating service. Bonds rated below Baa by Moody's or BBB by Standard & Poor's are considered lower-rated or HIGH-YIELD or JUNK BONDS. The Fund may invest in bonds in the lowest ratings categories (C for Moody's and D for Standard & Poor's) and unrated bonds of comparable quality. Such securities are highly speculative and may be in default of principal or interest payments.

      Lower-rated securities tend to offer higher yields, but also offer greater risks, than higher-rated securities. Under certain economic conditions, however, lower or medium-rated securities might not yield significantly more than higher-rated securities, or comparable unrated securities. If that happens, the Fund may invest in higher-rated fixed-income securities that offer similar yields but have less risk. Furthermore, if issuers redeem their high-yield securities at a higher than expected rate, which might happen during periods of declining interest rates, the Fund could be forced to buy higher-rated, lower-yielding securities, which would decrease the Fund's return.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
How the Fund Invests
--------------------------------------------------------------------------------


     During the fiscal period ended from May 5, 1998 through March 31, 1999, the monthly dollar-weighted average ratings of the debt securities held by the Fund, expressed as a percentage of the Fund's total investments, were as follows:

  RATINGS                                    PERCENTAGE OF TOTAL INVESTMENTS
  -------                                    -------------------------------
  BBB/Baa                                                               0.3%
  BB/Ba                                                                 6.2%
  B/B                                                                  52.5%
  CCC/Caa                                                              14.2%
  Unrated/Other                                                        16.9%

      These ratings are not a guarantee of quality. The opinions of the rating agencies do not reflect market risk and they may, at times, lag the current financial condition of a company. Although the investment adviser will consider ratings assigned to a security, it will perform its own investment analysis, taking into account various factors, including the company's financial history and condition, prospects and management. In addition to investing in rated securities, the Fund may invest in unrated securities that we determine are of comparable quality to the rated securities that are permissible investments. These unrated securities will be taken into account when we calculate the percentage of the Fund's portfolio that consists of medium and lower-rated securities.

      Generally, the Fund's average weighted maturity will range from 3 to 12 years. As of March 31, 1999, the Fund's average weighted maturity was 7 years.

      The Fund may also invest in equity securities, including PREFERRED STOCKS AND EQUITY-RELATED SECURITIES, such as COMMON STOCKS, RIGHTS AND WARRANTS, WHICH MAY BE ATTACHED TO OR INCLUDED IN A UNIT WITH FIXED-INCOME SECURITIES AT THE TIME OF PURCHASE. Rights and warrants are options to buy shares of common stock at a preset price during a specified time period.

      The Fund may also invest in CONVERTIBLE SECURITIES. These are securities--like corporate bonds, notes and preferred stock--that we can exchange for other types of equity securities, typically common stock, at a preset price. They provide a fixed-income stream (usually lower than regular bonds), but also offer greater appreciation potential than regular bonds.


      For more information, see "Investment Risks" and the Statement of Additional Information, "Description of the Fund, Its Investments and Risks." The Statement of Additional Information -- which we refer to as the SAI --


--------------------------------------------------------------------------------
6   PRUDENTIAL HIGH YIELD TOTAL RETURN FUND, INC.     [TELEPHONE] (800) 225-1852
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
How the Fund Invests
--------------------------------------------------------------------------------

contains additional information about the Fund. To obtain a copy, see the back cover page of this prospectus.


      The Fund's investment objective is a fundamental policy that cannot be changed without shareholder approval. The Board can change investment policies that are not fundamental.


OTHER INVESTMENTS


In addition to the above principal strategies, we also may invest in the following other investments to try to increase the Fund's returns or protect its assets if market conditions warrant.

INVESTMENT-GRADE DEBT SECURITIES

THE FUND MAY INVEST UP TO 35% OF ITS TOTAL ASSETS IN investment-grade debt securities, WHICH ARE DEBT SECURITIES RATED BAA OR HIGHER BY MOODY'S OR BBB OR HIGHER BY STANDARD & POOR'S, OR COMPARABLY RATED BY ANOTHER MAJOR RATING SERVICE. DEBT SECURITIES RATED BAA BY MOODY'S OR BBB BY STANDARD & POOR'S ARE REGARDED AS INVESTMENT-GRADE, BUT HAVE SPECULATIVE CHARACTERISTICS.


FOREIGN SECURITIES


The Fund may invest up to 35% of its total assets in U.S.
currency-denominated equity and fixed-income FOREIGN SECURITIES, INCLUDING Brady Bonds, which are long-term bonds issued by developing nations. The Fund may also invest up to 5% of its total assets in foreign currency-denominated securities issued by foreign or domestic issuers. Foreign government fixed-income securities include securities issued by quasi-governmental entities, governmental agencies, supranational entities and other governmental entities.


ZERO COUPON BONDS, PAY-IN-KIND (PIK) AND DEFERRED PAYMENT SECURITIES The Fund may also invest in ZERO COUPON BONDS, PAY-IN-KIND (PIK) or DEFERRED PAYMENT securities. Zero coupon bonds do not pay interest during the life of the security. An investor makes money by purchasing the security at a price that is less than the money the investor will receive when the borrower repays the amount borrowed (face value). PIK securities pay interest in the form of additional securities. Deferred payment securities pay regular interest after a predetermined date.

      The Fund records the amount these securities rise in price each year ("phantom income") for accounting and federal income tax purposes, but does not receive income currently. Because the Fund is required under federal tax

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
How the Fund Invests
--------------------------------------------------------------------------------

laws to distribute income to its shareholders, in certain circumstances the Fund may have to dispose of its portfolio securities under disadvantageous conditions or borrow to generate enough cash to distribute phantom income and the value of the paid-in-kind interest.

TRADE CLAIMS

The Fund may invest in trade claims which are a right of payment due from obligations of a bankrupt or troubled company. Trade claims typically are bought and sold at a discount based on the expected timing and extent of recovery.

LOAN PARTICIPATIONS AND ASSIGNMENTS


The Fund may invest in fixed and floating rate loans (secured or unsecured) made to financially troubled companies by banks, insurance companies and government institutions. The Fund may invest in a portion of a loan (participations) and assignments of all or a portion of a loan (assignments). Participations and assignments are high-yield, nonconvertible corporate debt instruments of varying maturities. With participations, the Fund has the right to receive payments of principal, interest and fees from the lender conditioned upon the lender's receipt of payment from the borrower. With assignments, the Fund has direct rights against the borrower on the loan, but its rights may be more limited than the lender's.


SHORT SALES


The Fund may use short sales, where it sells a security it does not own, with the expectation of a decline in the market value of that security. To complete the transaction, the Fund will borrow the security to make delivery to the buyer. The Fund must replace the borrowed security by purchasing it at market price at the time of replacement. The price at that time may be more or less than the price at which the Fund sold the security. The Fund is required to pay the lender any dividends or interest accrued. To borrow the security, the Fund may pay a premium which would increase the cost of the security sold.


TEMPORARY DEFENSIVE INVESTMENTS


In response to adverse market, economic or political conditions, the Fund may take a temporary defensive position and invest without limit in short-term obligations of, or securities guaranteed by, the U.S. Government, its agencies or instrumentalities or in high-quality obligations of banks and corporations.


--------------------------------------------------------------------------------
8   PRUDENTIAL HIGH YIELD TOTAL RETURN FUND, INC.     [TELEPHONE] (800) 225-1852
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
How the Fund Invests
--------------------------------------------------------------------------------


Investing heavily in these securities limits our ability to achieve total return through high current income and capital appreciation, but may help to preserve the Fund's assets.

ACTIVE TRADING

The Fund may engage in ACTIVE TRADING--that is, frequent trading of its securities--in order to take advantage of new investment opportunities or yield differentials. There may be tax consequences, such as a possible increase in short-term capital gains or losses, when the Fund sells a security without regard to how long it has held the security. Active trading may also result in high portfolio turnover and correspondingly greater transaction costs, which the Fund will bear directly.


REPURCHASE AGREEMENTS

The Fund may also use REPURCHASE AGREEMENTS where a party agrees to sell a security to the Fund and then repurchase it at an agreed-upon price at a stated time. A repurchase agreement is like a loan by the Fund to the other party which creates a fixed return for the Fund.

DERIVATIVE STRATEGIES


We may use various DERIVATIVE STRATEGIES to try to improve the Fund's returns or protect its assets, although we cannot guarantee that these strategies will work, that the instruments necessary to implement these strategies will be available or that the Fund will not lose money. Derivatives--such as foreign currency forward contracts, futures contracts, options and options on futures--involve costs and can be volatile. A FOREIGN CURRENCY FORWARD CONTRACT is an obligation to buy or sell a given currency on a future date and at a set price. A FUTURES CONTRACT is an agreement to buy or sell a set quantity of an underlying product at a future date, or to make or receive a cash payment based on the value of a securities index. An OPTION is the right to buy or sell securities or, in the case of an OPTION ON A FUTURES CONTRACT, the right to buy or sell a futures contract in exchange for a premium.

      With derivatives, the investment adviser tries to predict if the underlying investment, whether a security, market index, currency, interest rate, or some other bench-mark, will go up or down at some future date. We may use derivatives to try to reduce risk or to increase return consistent with the Fund's overall investment objective. Any derivatives we may use may not match the Fund's underlying holdings. For more information about these strategies, see


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
How the Fund Invests
--------------------------------------------------------------------------------


the SAI, "Description of the Fund, Its Investments and Risks--Hedging and Return Enhancement Strategies."

ADDITIONAL STRATEGIES


The Fund may also purchase securities on a "WHEN-ISSUED" or "DELAYED- DELIVERY" basis. When the Fund makes this type of purchase, the price and interest rate are fixed at the time of purchase, but delivery and payment for the obligations take place at a later time. The Fund does not earn interest income until the date the obligations are delivered.


      The Fund also follows certain policies when it BORROWS MONEY (the Fund can borrow up to 331/3% of the value of its total assets); LENDS ITS SECURITIES to others (the Fund can lend up to 30% of the value of its total assets in its portfolio securities to brokers, dealers and financial institutions, provided that such loans are callable at any time by the Fund, and are at all times secured by cash or equivalent collateral); and HOLDS ILLIQUID SECURITIES (the Fund may hold up to 15% of its net assets in illiquid securities, including securities with legal or contractual restrictions, those without a readily available market and repurchase agreements with maturities longer than seven days). The Fund is subject to certain investment restrictions that are fundamental policies, which means they cannot be changed without shareholder approval. For more information about these restrictions, see the SAI.


--------------------------------------------------------------------------------
10  PRUDENTIAL HIGH YIELD TOTAL RETURN FUND, INC.     [TELEPHONE] (800) 225-1852
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
How the Fund Invests
--------------------------------------------------------------------------------


INVESTMENT RISKS


As noted, all investments involve risk, and investing in the Fund is no exception. Since the Fund's holdings can vary significantly from broad market indexes, performance of the Fund can deviate from performance of the indexes. This chart outlines the key risks and potential rewards of the Fund's principal and other investments. See, too, "Description of the Fund, Its Investments and Risks" in the SAI.



------------------------------
  INVESTMENT TYPE             --------------------------------------------------------------------
  % OF FUND'S TOTAL ASSETS           RISKS                             POTENTIAL REWARDS
--------------------------------------------------------------------------------------------------
  HIGH-YIELD DEBT                o   High credit risk--the risk     o  May offer higher interest
  SECURITIES                         that the borrower can't           income and higher
  (JUNK BONDS)                       pay back the money                potential gains than
                                     borrowed or make interest         higher-quality debt
  UP TO 100%                         payments (particularly            securities
                                     high for junk bonds)
                                                                   o   Most bonds rise in value
                                 o   High market risk--the             when interest rates fall
                                     risk that the
                                     obligations may lose
                                     value because interest
                                     rates rise or there
                                     is a lack of confidence
                                     in the borrower

                                 o   May be more illiquid
                                     (harder to value and
                                     sell), in which case
                                     valuation would depend
                                     more on investment
                                     adviser's judgment than
                                     is generally the case
                                     with higher-rated
                                     securities
--------------------------------------------------------------------------------------------------
  TROUBLED HOLDINGS              o   Equity securities could       o   May offer greater capital
                                     lose value                        appreciation and a higher
  UP TO 100%                                                           rate of return if
                                 o   High credit risk                  companies fulfill their
                                                                       anticipated potential
                                 o   High market risk

                                 o   More likely to default,
                                     especially during
                                     economic downturns

                                 o   Illiquidity

                                 o   Subject to greater
                                     volatility than
                                     securities of more stable
                                     companies

                                 o   Fund may be subject to
                                     litigation risks and costs
--------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
How the Fund Invests
--------------------------------------------------------------------------------


------------------------------
  INVESTMENT TYPE (CONT'D)    --------------------------------------------------------------------
  % OF FUND'S TOTAL ASSETS           RISKS                             POTENTIAL REWARDS
--------------------------------------------------------------------------------------------------
  CONVERTIBLE SECURITIES         o   See credit and market risk    o   Convertible securities
                                                                       may be exchanged for
  PERCENTAGE VARIES              o   Convertible securities could      stocks, which
                                     lose value                        historically have
                                                                       outperformed other
                                 o   Equity markets could go           investments over the long
                                     down, resulting in                term
                                     decline in value of
                                     Fund's investments            o   Generally, economic
                                                                       growth means higher
                                 o   Changes in economic or            corporate profits, which
                                     political conditions,             leads to an increase in
                                     both domestic and                 stock prices, known as
                                     international, may                capital appreciation
                                     result in a decline in
                                     value of Fund's investments
--------------------------------------------------------------------------------------------------
  PREFERRED STOCKS AND           o   Individual stocks could       o   Historically, stocks have
  EQUITY-RELATED SECURITIES          lose value                        outperformed other
                                                                       investments over the long
  UP TO 35%                      o   Equity markets could go           term
                                     down, resulting in a
                                     decline in value of           o   Generally, economic
                                     investments                       growth means higher
                                                                       corporate profits, which
                                 o   Changes in economic or            leads to an increase in
                                     political conditions,             stock prices, known as
                                     both domestic and                 capital appreciation
                                     international, may result
                                     in a decline in value
                                     of the Fund's investment

                                 o   Warrants and rights might
                                     expire before right to
                                     purchase common stocks is
                                     exercised

                                 o   Companies that pay dividends
                                     may not do so if they
                                     don't have profits or
                                     adequate cash flow
--------------------------------------------------------------------------------------------------
  INVESTMENT-GRADE DEBT          o   See credit and market risk    o   Regular interest income
  SECURITIES
                                                                   o   Generally more secure
  UP TO 35%                                                            than stock and high-yield
                                                                       debt securities
--------------------------------------------------------------------------------------------------
  FOREIGN SECURITIES             o   Foreign markets,              o   Investors can participate
                                     economies and political           in the growth of foreign
  UP TO 35%                          systems may not be as             markets and companies
                                     stable as those in the            operating in those markets
                                     U.S., particularly those
                                     in developing countries
--------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
12  PRUDENTIAL HIGH YIELD TOTAL RETURN FUND, INC.     [TELEPHONE] (800) 225-1852
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
How the Fund Invests
--------------------------------------------------------------------------------


------------------------------
  INVESTMENT TYPE (CONT'D)    --------------------------------------------------------------------
  % OF FUND'S TOTAL ASSETS           RISKS                             POTENTIAL REWARDS
--------------------------------------------------------------------------------------------------
  FOREIGN SECURITIES             o   May be less liquid than       o   Opportunities for
  (CONT'D)                           U.S. securities                   diversification

                                 o   Currency risk--changing       o   Changing value of foreign
                                     values of foreign                 currencies
                                     currencies

                                 o   Differences in
                                     foreign laws, accounting
                                     standards, public
                                     information, custody and
                                     settlement practices

                                 o   Euro conversion risk-- if
                                     European countries'
                                     conversion to euro
                                     currency is difficult or
                                     has adverse tax or
                                     accounting consequences,
                                     the Fund may be
                                     negatively impacted

                                 o   Year 2000 conversion may
                                     be more of a problem for
                                     some foreign issuers
--------------------------------------------------------------------------------------------------
  ZERO COUPON BONDS,             o   Typically subject to          o   Value rises when interest
  PIK AND DEFERRED                   greater volatility and            rates fall
  PAYMENT SECURITIES                 less liquidity in adverse
                                     markets than other debt
  PERCENTAGE VARIES                  securities

                                 o   See credit and market risk
--------------------------------------------------------------------------------------------------
  TRADE CLAIMS                   o   See credit and market risk    o   A trade claim is priced
                                                                       at a discount and may
  PERCENTAGE VARIES              o   The amount of the claim           appreciate significantly
                                     may be disputed by the
                                     debtor

                                 o   Volatile pricing due to a
                                     less liquid market with a
                                     small number of buyers and
                                     brokers

                                 o   May be obligated to
                                     purchase larger trade
                                     claim than initially
                                     anticipated

                                 o   Sellers of trade claims
                                     may fail to indemnify the
                                     Fund against loss due to
                                     seller's bankruptcy or
                                     insolvency

--------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
How the Fund Invests
--------------------------------------------------------------------------------


------------------------------
  INVESTMENT TYPE (CONT'D)    --------------------------------------------------------------------
  % OF FUND'S TOTAL ASSETS           RISKS                             POTENTIAL REWARDS
--------------------------------------------------------------------------------------------------
  LOAN PARTICIPATIONS AND        o   See credit and market risk    o   May offer the right to
  ASSIGNMENTS                                                          receive principal,
                                 o   The Fund is also subject          interest and fees without
  PERCENTAGE VARIES                  to credit risk of the             as much risk as a lender
                                     lender

                                 o   In participations, the Fund
                                     has no rights against borrower
                                     in the event borrower does
                                     not repay the loan
--------------------------------------------------------------------------------------------------
  DERIVATIVES                    o   Derivatives such as           o   The Fund could make money
                                     futures and options may           and protect against
  PERCENTAGE VARIES                  not fully offset the              losses if the investment
                                     underlying positions and          analysis proves correct
                                     this could result in
                                     losses to the Fund that       o   One way to manage the
                                     would not have otherwise          Fund's risk/return
                                     occurred                          balance is to lock in the
                                                                       value of an investment
                                 o   Derivatives used for risk         ahead of time
                                     management may not have
                                     the intended effects and may
                                     result in losses or missed
                                     opportunities

                                 o   The other party to a
                                     derivatives contract
                                     could default

                                 o   Certain types of
                                     derivatives involve costs
                                     to the Fund that can
                                     reduce returns
--------------------------------------------------------------------------------------------------
  U.S. GOVERNMENT                o   Limits potential for          o   Regular interest income
  SECURITIES OR HIGH-QUALITY         capital appreciation
  BANK OR CORPORATE                                                o   Generally more secure
  OBLIGATIONS                    o   See credit and market risk        than lower-quality debt
                                                                       securities and stock and
  UP TO 100%                                                           equity securities
  ON A TEMPORARY BASIS
--------------------------------------------------------------------------------------------------
  ILLIQUID SECURITIES            o   May be difficult to value     o   May offer a more
                                     precisely                         attractive yield or
  UP TO 15% OF NET ASSETS                                              potential for growth than
                                 o   May be difficult to sell          more widely traded
                                     at the time or price              securities
                                     desired
--------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
14  PRUDENTIAL HIGH YIELD TOTAL RETURN FUND, INC.     [TELEPHONE] (800) 225-1852
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
How The Fund Is Managed
--------------------------------------------------------------------------------


BOARD OF DIRECTORS

The Board of Directors oversees the actions of the Manager, Investment
Adviser and Distributor and decides on general policies. The Board also oversees the Fund's officers who conduct and supervise the daily business operations of the Fund.

MANAGER
PRUDENTIAL INVESTMENTS FUND MANAGEMENT LLC (PIFM)
GATEWAY CENTER THREE, 100 MULBERRY STREET
NEWARK, NJ 07102-4077

      Under a management agreement with the Fund, PIFM manages the Fund's investment operations and administers its business affairs. For the fiscal period May 5, 1998 through March 31, 1999, the Fund paid PIFM management fees of
 .35% of the Fund's average net assets.

      As of March 31, 1999, PIFM served as the Manager to all 46 of the Prudential mutual funds, and as Manager or administrator to 22 closed-end investment companies, with aggregate assets of approximately $71.6 billion.


INVESTMENT ADVISER


The Prudential Investment Corporation, called Prudential Investments, is the Fund's investment adviser. Its address is Prudential Plaza, 751 Broad Street, Newark, NJ 07102. PIFM has responsibility for all investment advisory services, supervises Prudential Investments and reimburses Prudential Investments for its reasonable costs and expenses.


PORTFOLIO MANAGERS


Prudential Investments' Fixed-Income Group is organized by teams that specialize by sector. The Fixed Income Investment Policy Committee, which is comprised of senior investment staff from each sector team, provides guidance to the teams regarding duration risk, asset allocations and general risk parameters. Portfolio managers, GEORGE EDWARDS, CFA, and PAUL PRICE, CFA, contribute bottom-up securities selection within those guidelines and are responsible for the day-to-day management of the Fund.

Mr. Edwards, a Managing Director of Prudential Investments, heads up Prudential's High Yield group. He has served as a portfolio manager since 1985 and has co-managed the Fund with Mr. Price since its inception. Mr. Price has been employed at Prudential since 1987 as an investment professional.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
How The Fund Is Managed
--------------------------------------------------------------------------------

DISTRIBUTOR

Prudential Investment Management Services LLC (PIMS) distributes the Fund's shares under a Distribution Agreement with the Fund. The Fund has Distribution and Service Plans under Rule 12b-1 under the Investment Company Act. Under the Plans and the Distribution Agreement, PIMS pays the expenses of distributing the Fund's Class A, B, C and Z shares and provides certain shareholder support services. The Fund pays distribution and other fees to PIMS as compensation for its services for each class of shares other than Class Z. These fees--known as 12b-1 fees--are shown in the "Fees and Expenses" tables.

YEAR 2000 READINESS DISCLOSURE


The services provided to the Fund and the shareholders by the Manager, the Distributor, the Transfer Agent and the Custodian depend on the smooth functioning of their computer systems and those of outside service providers. Many computer software systems in use today cannot distinguish the year 2000 from the year 1900 because of the way dates are encoded and calculated. Such an event could have a negative impact on handling securities trades, payments of interest and dividends, pricing and account services. Although, at this time, there can be no assurance that there will be no adverse impact on the Fund, the Manager, the Distributor, the Transfer Agent and the Custodian have advised the Fund that they have been actively working on necessary changes to their computer systems to prepare for the year 2000. The Fund and its Board receive, and have received since early 1998, satisfactory quarterly reports from the principal service providers as to their preparations for year 2000 readiness, although there can be no assurance that the service providers (or other securities market participants) will successfully complete the necessary changes in a timely manner. Moreover, the Fund at this time has not considered retaining alternative service providers or directly undertaken efforts to achieve year 2000 readiness, the latter of which would involve substantial expenses without an assurance of success.


      Additionally, issuers of securities generally, as well as those purchased by the Fund, may confront year 2000 compliance issues which, if material and not resolved, could have an adverse impact on securities markets and/or a specific issuer's performance and could result in a decline in the value of the securities held by the Fund.

--------------------------------------------------------------------------------
16  PRUDENTIAL HIGH YIELD TOTAL RETURN FUND, INC.     [TELEPHONE] (800) 225-1852
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Fund Distributions and Tax Issues
--------------------------------------------------------------------------------


Investors who buy shares of the Fund should be aware of some important tax issues. For example, the Fund pays DIVIDENDS of ordinary income and distributes long-term CAPITAL GAINS, if any, to shareholders. These distributions are subject to federal income taxes, unless you hold your shares in a 401(k) plan, an Individual Retirement Account (IRA) or some other qualified tax-deferred plan or account.


      Also, if you sell shares of the Fund for a profit, you may have to pay capital gains taxes on the amount of your profit, again unless you hold your shares in a qualified tax-deferred plan or account.

      The following briefly discusses some of the important federal tax issues you should be aware of, but is not meant to be tax advice. For tax advice, please speak with your tax adviser.

DISTRIBUTIONS


The Fund pays DIVIDENDS out of any net investment income to shareholders, every month. For example, if the Fund owns an ACME Corp. bond and the bond pays interest, the Fund will pay out a portion of this interest as a dividend to its shareholders, assuming the Fund's income is more than its costs and expenses.

      The Fund also distributes long-term CAPITAL GAINS to shareholders (typically once a year). Long-term capital gains are generated when the Fund sells securities that it held for more than 12 months for a profit. For an individual, the maximum long-term capital gains rate is 20%.


      For your convenience, dividends and distributions of capital gains are AUTOMATICALLY REINVESTED in the Fund without any sales charge. If you ask us to pay the distributions in cash, we will send you a check instead of purchasing more shares of the Fund. Otherwise, if your account is with a broker, you will receive a credit to your account. Either way, the distributions may be subject to taxes, unless your shares are held in a qualified tax-deferred plan or account. For more information about automatic reinvestment and other shareholder services, see "Step 4: Additional Shareholder Services" in the next section.

TAX ISSUES

Form 1099


Every year, you will receive a Form 1099, which reports the amount of dividends and long-term capital gains we distributed to you during the prior year. If you own shares of the Fund as part of a qualified tax-deferred plan or account, your taxes are deferred, so you will not receive a Form 1099. However, you will


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Fund Distributions and Tax Issues
--------------------------------------------------------------------------------

receive a Form 1099 when you take any distributions from your qualified tax-deferred plan or account.


      Fund distributions are generally taxable to you in the calendar year they are received, except when we declare certain dividends in the fourth quarter and actually pay them in January of the following year. In such cases, the dividends are treated as if they were paid on December 31 of the prior year. Corporate shareholders may be eligible for the 70% dividends-received deduction for certain dividends paid out of dividend income of the Fund.


Withholding Taxes


If federal tax law requires you to provide the Fund with your tax identification number and certifications as to your tax status, and you fail to do this, we will withhold and pay to the U.S. Treasury 31% of your distributions and sale proceeds. If you are subject to backup withholding, we will withhold and pay to the U.S. Treasury 31% of your distributions and sale proceeds. Dividends of net investment income and short-term capital gains paid to a nonresident foreign shareholder generally will be subject to a U.S. withholding tax of 30%. This rate may be lower, depending on any tax treaty the U.S. may have with the shareholder's country.


If You Purchase Just Before Record Date


If you buy shares of the Fund just before the record date (the date that determines who receives the distribution), that distribution will be paid to you. As explained above, the distribution may be subject to income or capital gains taxes. You may think you've done well since you bought shares one day and soon thereafter received a distribution. That is not so because when dividends are paid out, the value of each share of the Fund decreases by the amount of the dividend and the market changes (if any) to reflect the payout. The distribution you receive makes up for the decrease in share value. However, the timing of your purchase does mean that part of your investment came back to you as taxable income.


Qualified Retirement Plans


Retirement plans and accounts allow you to defer paying taxes on investment income and capital gains. Contributions to these plans may also be tax deductible, although distributions from these plans generally are taxable. In the case of Roth IRA accounts contributions are not tax deductible, but distributions from the plan may be tax-free. Please contact your financial adviser for


--------------------------------------------------------------------------------
18  PRUDENTIAL HIGH YIELD TOTAL RETURN FUND, INC.     [TELEPHONE] (800) 225-1852
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Fund Distributions and Tax Issues
--------------------------------------------------------------------------------

information on a variety of Prudential mutual funds that are suitable for retirement plans offered by Prudential.

IF YOU SELL OR EXCHANGE YOUR SHARES

---------------------------------------
            CAPITAL GAIN
RECEIPTS     (taxes owed)
FROM SALE $     OR
            CAPITAL LOSS
             (offset against gain)
---------------------------------------


If you sell any shares of the Fund for a profit, you have REALIZED A CAPITAL GAIN, which is subject to tax, unless you hold shares in a qualified tax-deferred plan or account. If you sell shares of the Fund for a loss, you may have a capital loss, which you may use to offset certain capital gains you have.


      Exchanging your shares of the Fund for the shares of another Prudential mutual fund is considered a sale for tax purposes. In other words, it's a "taxable event." Therefore, if the shares you exchanged have increased in value since you purchased them, you have capital gains which are subject to the taxes described above.

      Any gain or loss you may have from selling or exchanging Fund shares will not be reported on the Form 1099; however, proceeds from the sale or exchange will be reported on Form 1099-B. Therefore, unless you hold your shares in a qualified tax-deferred plan or account, you or your financial adviser should keep track of the dates on which you buy and sell--or exchange--Fund shares, as well as the amount of any gain or loss on each transaction. For tax advice, please see your tax adviser.

Automatic Conversion of Class B Shares


We have obtained a legal opinion that the conversion of Class B shares into Class A shares--which happens automatically approximately seven years after purchase--is not a "taxable event." This opinion, however, is not binding on the Internal Revenue Service. For more information about the automatic conversion of Class B shares, see "Class B Shares Convert to Class A Shares After Approximately Seven Years" in the next section.


--------------------------------------------------------------------------------

How to Buy, Sell and
--------------------------------------------------------------------------------
Exchange Shares of the Fund
--------------------------------------------------------------------------------

HOW TO BUY SHARES

Step 1: Open an Account

If you don't have an account with us or a securities firm that is permitted to buy or sell shares of the Fund for you, call Prudential Mutual Fund Services LLC
(PMFS) at (800) 225-1852, or contact:

PRUDENTIAL MUTUAL FUND SERVICES LLC
ATTN: INVESTMENT SERVICES
P.O. BOX 15020
NEW BRUNSWICK, NJ 08906-5020

      To purchase by wire, call the number above to obtain an application. After PMFS receives your completed application, you will receive an account number. For additional information about purchasing shares of the Fund, see the back cover page of this prospectus. We have the right to reject any purchase order (including an exchange into the Fund) or suspend or modify the Fund's sale of its shares.

Step 2: Choose a Share Class

Individual investors can choose among Class A, Class B, Class C and Class Z shares of the Fund, although Class Z shares are available only to a limited group of investors.

      Multiple share classes let you choose a cost structure that better meets your needs. With Class A shares, you pay the sales charge at the time of purchase, but the operating expenses each year are lower than the expenses of Class B and Class C shares. With Class B shares, you only pay a sales charge if you sell your shares within six years (that is why it is called a Contingent Deferred Sales Charge or CDSC), but the operating expenses each year are higher than the Class A share expenses. With Class C shares, you pay a 1% front-end sales charge and a 1% CDSC if you sell within 18 months of purchase, but the operating expenses are also higher than the expenses for Class A shares.


      When choosing a share class, you should consider the following:

     o    The amount of your investment

     o The length of time you expect to hold the shares and the impact of the varying distribution fees

     o The different sales charges that apply to each share class--Class A's front-end sales charge vs. Class B's CDSC vs. Class C's low front-end sales charge and low CDSC

     o    Whether you qualify for any reduction or waiver of sales charges


--------------------------------------------------------------------------------
20  PRUDENTIAL HIGH YIELD TOTAL RETURN FUND, INC.     [TELEPHONE] (800) 225-1852
--------------------------------------------------------------------------------

How to Buy, Sell and
--------------------------------------------------------------------------------
Exchange Shares of the Fund
--------------------------------------------------------------------------------


     o The fact that Class B shares automatically convert to Class A shares approximately seven years after purchase


     o    Whether you qualify to purchase Class Z shares.

     See "How to Sell Your Shares" for a description of the impact of CDSCs.

SHARE CLASS COMPARISON. Use this chart to help you compare the Fund's different share classes. The discussion following this chart will tell you whether you are entitled to a reduction or waiver of any sales charges.

--------------------------------------------------------------------------------------------------
                                CLASS A           CLASS B            CLASS C            CLASS Z
--------------------------------------------------------------------------------------------------
  Minimum purchase              $1,000            $1,000             $2,500             None
     amount(1)
  Minimum amount for            $100              $100               $100               None
     subsequent purchases(1)
  Maximum initial               4% of the public  None               1% of the public   None
     sales charge                offering price                      offering price

  Contingent Deferred           None              If sold during:    1% on sales        None
     Sales Charge (CDSC)(2)                       Year 1, 5%         made within
                                                  Year 2, 4%         18 months
                                                  Year 3, 3%         of purchase
                                                  Year 4, 2%
                                                  Years 5/6, 1%
                                                  Year 7, 0%

  Annual distribution           .30 of 1%         1% (.75 of 1%      1% (.75 of 1%      None
     and service (12b-1)        (.25 of 1%        currently)         currently)
     fees shown as a            currently)
     percentage of average
     net assets(3)

1 THE MINIMUM INVESTMENT REQUIREMENTS DO NOT APPLY TO CERTAIN RETIREMENT AND EMPLOYEE SAVINGS PLANS AND CUSTODIAL ACCOUNTS FOR MINORS. THE MINIMUM INITIAL AND SUBSEQUENT INVESTMENT FOR PURCHASES MADE THROUGH THE AUTOMATIC INVESTMENT PLAN IS $50. FOR MORE INFORMATION, SEE "STEP 4: ADDITIONAL SHAREHOLDER SERVICES--AUTOMATIC INVESTMENT PLAN."

2 FOR MORE INFORMATION ABOUT THE CDSC AND HOW IT IS CALCULATED, SEE "HOW TO SELL YOUR SHARES--CONTINGENT DEFERRED SALES CHARGE (CDSC)." CLASS C SHARES BOUGHT BEFORe NOVEMBER 2, 1998, HAVE A 1% CDSC IF SOLD WITHIN ONE YEAR.

3 THESE DISTRIBUTION FEES ARE PAID FROM THE FUND'S ASSETS ON A CONTINUOUS BASIS. OVER TIME, THE FEES WILL INCREASE THE COST OF YOUR INVESTMENT AND MAY COST YOU MORE THAN PAYING OTHER TYPES OF SALES CHARGES. THE SERVICE FEE FOR CLASS A, B AND C SHARES IS .25 OF 1%. THE DISTRIBUTION FEE FOR CLASS A SHARES IS LIMITED TO .25 OF 1% (INCLUDING THE .25 OF 1% SERVICE FEE) AND .75 OF 1% FOR CLASS B AND CLASS C SHARES.


--------------------------------------------------------------------------------

How to Buy, Sell and
--------------------------------------------------------------------------------
Exchange Shares of the Fund
--------------------------------------------------------------------------------

Reducing or Waiving Class A's Initial Sales Charge

The following describes the different ways investors can reduce or avoid paying Class A's initial sales charge.

INCREASE THE AMOUNT OF YOUR INVESTMENT. You can reduce Class A's sales charge by increasing the amount of your investment. This table shows you how the sales charge decreases as the amount of your investment increases.

--------------------------------------------------------------------------------------------------
                                  SALES CHARGE AS %     SALES CHARGE AS %          DEALER
  AMOUNT OF PURCHASE              OF OFFERING PRICE     OF AMOUNT INVESTED      REALLOWANCE
--------------------------------------------------------------------------------------------------
  Less than $50,000                          4.00%                    4.17%            3.75%
  $50,000 to $99,999                         3.50%                    3.63%            3.25%
  $100,000 to $249,999                       2.75%                    2.83%            2.50%
  $250,000 to $499,999                       2.00%                    2.04%            1.90%
  $500,000 to $999,999                       1.50%                    1.52%            1.40%
  1 million and above*                        None                     None             None

* IF YOU INVEST $1 MILLION OR MORE, YOU CAN BUY ONLY CLASS A SHARES, UNLESS YOU QUALIFY TO BUY CLASS Z SHARES.

      To satisfy the purchase amounts above, you can:

     o    Invest with an eligible group of related investors

     o Buy the Class A shares of two or more Prudential mutual funds at the same time

     o Use your RIGHTS OF ACCUMULATION, which allow you to combine the value of Prudential mutual fund shares you already own with the value of the shares you are purchasing for purposes of determining the applicable sales charge (note: you must notify the Transfer Agent if you qualify for Rights of Accumulation) or

     o Sign a LETTER OF INTENT, stating in writing that you or a group of related investors will purchase a certain amount of shares in the Fund and other Prudential mutual funds within 13 months.

BENEFIT PLANS. Benefit Plans can avoid Class A's initial sales charge if the Benefit Plan has existing assets of at least $1 million invested in shares of Prudential mutual funds (excluding money market funds other than those acquired under the exchange privilege) or 250 eligible employees or participants. For these purposes, a Benefit Plan is a pension, profit-sharing or other employee benefit plan qualified under Section 401 of the Internal Revenue Code, a deferred compensation or annuity plan, under Sections 457 and 403(b)(7) of the

--------------------------------------------------------------------------------
22  PRUDENTIAL HIGH YIELD TOTAL RETURN FUND, INC.     [TELEPHONE] (800) 225-1852
--------------------------------------------------------------------------------

How to Buy, Sell and
--------------------------------------------------------------------------------
Exchange Shares of the Fund
--------------------------------------------------------------------------------


Internal Revenue Code, a "rabbi" trust, or a nonqualified deferred compensation plan sponsored by an employer that has a tax-qualified benefit plan with Prudential. Class A shares also may be purchased without a sales charge by participants who are repaying loans from Benefit Plans where Prudential or its affiliates provide administrative or recordkeeping services, sponsor the product or provide account services.


      Certain Prudential retirement programs and investment-only programs--such as PruArray Association Benefit Plans and PruArray Savings Programs--may also be exempt from Class A's sales charge. For more information, see the SAI or contact your financial adviser. In addition, waivers are also available to investors in certain programs sponsored by brokers, investment advisers and financial planners who have agreements with Prudential Investments Advisory Group relating to:


      o Mutual fund "wrap" or asset allocation programs, where the sponsor places Fund trades and charges its clients a management consulting or other fee for its services


      o Mutual fund "supermarket" programs, where the sponsor links its customers' accounts to a master account in the sponsor's name and the sponsor charges a fee for its services.


OTHER TYPES OF INVESTORS. Other investors may pay no sales charge, including certain officers, employees or agents of Prudential and its affiliates, the Prudential mutual funds, the subadvisers of the Prudential mutual funds and clients of brokers that have entered into a selected dealer agreement with the Distributor. To qualify for a reduction or waiver of the sales charge, you must notify the Transfer Agent or your broker at the time of purchase. For more information, see the SAI, "Purchase, Redemption and Pricing of Fund Shares--Reduction and Waiver of Initial Sales Charge--Class A Shares."


Waiving Class C's Initial Sales Charge


Benefit Plans. Benefit Plans (as defined above) may purchase Class C shares without paying an initial sales charge. Class C shares also may be purchased without an initial sales charge by participants who are repaying loans from Benefit Plans where Prudential or its affiliates provide administrative or recordkeeping services, sponsor the product or provide account services.


PRUDENTIAL Retirement PLANS. The initial sales charge will be waived for purchases of Class C shares by both qualified and nonqualified retirement and

--------------------------------------------------------------------------------

How to Buy, Sell and
--------------------------------------------------------------------------------
Exchange Shares of the Fund
--------------------------------------------------------------------------------

deferred compensation plans participating in a PruArray Plan and other plans if Prudential also provides administrative or recordkeeping services.

Investment of Redemption Proceeds from Other Investment Companies. The initial sales charge will be waived for purchases of Class C shares if the purchase is made with money from the redemption of shares of any unaffiliated investment company, as long as the shares were not held in an account at Prudential Securities Incorporated or one of its affiliates. These purchases must be made within 60 days of the redemption. To qualify for this waiver, you must do one of the following:


     o    Purchase your shares through an account at Prudential Securities

     o Purchase your shares through an ADVANTAGE Account or an Investor Account with Pruco Securities Corporation

     o    Purchase your shares through other brokers.

      This waiver is not available to investors who purchase shares directly from the Transfer Agent. If you are entitled to the waiver, you must notify either the Transfer Agent or your broker. The Transfer Agent may require any supporting documents it considers to be appropriate.

Qualifying for Class Z Shares

Class Z shares of the Fund can be purchased by any of the following:

     o Any Benefit Plan, as defined above, and certain nonqualified plans, provided the Benefit Plan--in combination with other plans sponsored by the same employer or group of related employers--has at least $50 million in defined contribution assets

     o Participants in any fee-based program or trust program sponsored by Prudential or an affiliate which includes mutual funds as investment options and the Fund as an available option

     o Certain participants in the MEDLEY Program (group variable annuity contracts) sponsored by Prudential for whom Class Z shares of the Prudential mutual funds are an available option

     o Benefit Plans for which an affiliate of the Distributor provides administrative or recordkeeping services, and, as of September 20, 1996, were either Class Z shareholders of the Prudential mutual funds or executed a letter of intent to purchase Class Z shares of the Prudential mutual funds

     o Current and former Directors/Trustees of the Prudential mutual funds (including the Fund)

     o    Prudential with an investment of $10 million or more.


--------------------------------------------------------------------------------
24  PRUDENTIAL HIGH YIELD TOTAL RETURN FUND, INC.     [TELEPHONE] (800) 225-1852
--------------------------------------------------------------------------------

How to Buy, Sell and
--------------------------------------------------------------------------------
Exchange Shares of the Fund
--------------------------------------------------------------------------------

      In connection with the sale of shares, the Manager, the Distributor or one of their affiliates may pay brokers, financial advisers and other persons a commission of up to 4% of the purchase price for Class B shares, up to 2% of the purchase price for Class C shares and a finder's fee for Class Z shares from their own resources based on a percentage of the net asset value of shares sold or otherwise.

Class B Shares Convert to Class A Shares After Approximately Seven Years

If you buy Class B shares and hold them for approximately seven years, we will automatically convert them into Class A shares without charge. At that time, we also will convert any Class B shares that you purchased with reinvested dividends and other distributions. Since the 12b-1 fees for Class A shares are lower than for Class B shares, converting to Class A shares lowers your Fund expenses.

      When we do the conversion, you will get fewer Class A shares than the number of converted Class B shares if the price of the Class A shares is higher than the price of Class B shares. The total dollar value will be the same, so you will not have lost any money by getting fewer Class A shares. We do the conversions quarterly, not on the anniversary date of your purchase. For more information, see the SAI, "Purchase, Redemption and Pricing of Fund Shares--Class B Shares."

Step 3: Understanding the Price You'll Pay

The price you pay for each share of the Fund is based on the share value. The share value of a mutual fund--known as the NET ASSET VALUe or NAV is determined by a simple calculation: it's the total value of the Fund (assets minus liabilities) divided by the total number of shares outstanding. For example, if the value of the investments held by fund XYZ (minus its liabilities) is $1,000 and there are 100 shares of fund XYZ owned by shareholders, the price of one share of the fund--or the NAV--is $10 ($1,000 divided by 100). Portfolio securities are valued based upon market quotations or, if not readily available, at fair value as determined in good faith under procedures established by the Fund's Board. Most national newspapers report the NAVs of most mutual funds, which allows investors to check the price of mutual funds daily.


--------------------------------------------------------------------------------

How to Buy, Sell and
--------------------------------------------------------------------------------
Exchange Shares of the Fund
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Mutual Fund Shares

The NAV of mutual fund shares changes every day because the value of a fund's portfolio changes constantly. For example, if fund XYZ holds ACME Corp. bonds in its portfolio and the price of ACME Corp. bonds goes up while the value of the fund's other holdings remains the same and expenses don't change, the NAV of fund XYZ will increase.

--------------------------------------------------------------------------------


      We determine the NAV of our shares once each business day at 4:15 p.m. New York time on days that the New York Stock Exchange is open for trading. We do not determine the NAV on days when we have not received any orders to purchase, sell or exchange Fund shares, or when changes in the value of the Fund's portfolio do not materially affect the NAV.


What Price Will You Pay for Shares of the Fund?

For Class A and Class C shares, you'll pay the public offering price, which is the NAV next determined after we receive your order to purchase, plus an initial sales charge (unless you're entitled to a waiver). For Class B and Class Z shares, you will pay the NAV next determined after we receive your order to purchase (remember, there are no up-front sales charges for these share classes). Your broker may charge you a separate or additional fee for purchases of shares.

Step 4: Additional Shareholder Services

As a Fund shareholder, you can take advantage of the following services and privileges:

AUTOMATIC REINVESTMENT. As we explained in the "Fund Distributions and Tax Issues" section, the Fund pays out--or distributes--its net investment income and capital gains to all shareholders. For your convenience, we will automatically reinvest your distributions in the Fund at NAV without any sales charge. If you want your distributions paid in cash, you can indicate this preference on your application, notify your broker or notify the Transfer Agent in writing (at the address below) at least five business days before the date we determine who receives dividends.

PRUDENTIAL MUTUAL FUND SERVICES LLC
ATTN: ACCOUNT MAINTENANCE
P.O. BOX 15015
NEW BRUNSWICK, NJ 08906-5015

--------------------------------------------------------------------------------
26  PRUDENTIAL HIGH YIELD TOTAL RETURN FUND, INC.     [TELEPHONE] (800) 225-1852
--------------------------------------------------------------------------------

How to Buy, Sell and
--------------------------------------------------------------------------------
Exchange Shares of the Fund
--------------------------------------------------------------------------------

AUTOMATIC INVESTMENT PLAN. You can make regular purchases of the Fund for as little as $50 by having the funds automatically withdrawn from your bank or brokerage account at specified intervals.

RETIREMENT PLAN SERVICES. Prudential offers a wide variety of retirement plans for individuals and institutions, including large and small businesses. For information on IRAs, including Roth IRAs or SEP-IRAs for a one-person business, please contact your financial adviser. If you are interested in opening a 401(k) or other company-sponsored retirement plan (SIMPLES, SEP plans, Keoghs, 403(b) plans, pension and profit-sharing plans), your financial adviser will help you determine which retirement plan best meets your needs. Complete instructions about how to establish and maintain your plan and how to open accounts for you and your employees will be included in the retirement plan kit you receive in the mail.

THE PRUTECTOR PROGRAM. Optional group term life insurance--which protects the value of your Prudential mutual fund investment for your beneficiaries against market declines--is available to investors who purchase their shares through Prudential. This insurance is subject to various restrictions and charges, and is not available in all states.

SYSTEMATIC WITHDRAWAL PLAN. A systematic withdrawal plan is available that will provide you with monthly or quarterly checks. Remember, the sale of Class B and Class C shares may be subject to a CDSC.

REPORTS TO SHAREHOLDERS. Every year we will send you an annual report (along with an updated prospectus) and a semi-annual report, which contain important financial information about the Fund. To reduce Fund expenses, we will send one annual shareholder report, one semi-annual shareholder report and one annual prospectus per household, unless you instruct us or your broker otherwise.

HOW TO SELL YOUR SHARES

You can sell your shares of the Fund for cash (in the form of a check) at any time, subject to certain restrictions.

      When you sell shares of the Fund--also known as redeeming your shares--the price you will receive will be the NAV next determined after the Transfer Agent, the Distributor or your broker receives your order to sell (less

--------------------------------------------------------------------------------

How to Buy, Sell and
--------------------------------------------------------------------------------
Exchange Shares of the Fund
--------------------------------------------------------------------------------

any applicable CDSC). If your broker holds your shares, he must receive your order to sell by 4:15 p.m. New York Time to process the sale on that day. Otherwise, contact:

PRUDENTIAL MUTUAL FUND SERVICES LLC
ATTN: REDEMPTION SERVICES
P.O. BOX 15010
NEW BRUNSWICK, NJ 08906-5010


      Generally, we will pay you for the shares that you sell within seven days after the Transfer Agent, the Distributor or your broker receives your sell order. If you hold shares through a broker, payment will be credited to your account. If you are selling shares you recently purchased with a check, we may delay sending you the proceeds until your check clears, which can take up to 10 days from the purchase date. You can avoid the delay if you purchase shares by wire, certified check or cashier's check. Your broker may charge you a separate or additional fee for sales of shares.


Restrictions on Sales

There are certain times when you may not be able to sell shares of the Fund, or when we may delay paying you the proceeds from a sale. This may happen during unusual market conditions or emergencies when the Fund can't determine the value of its assets or sell its holdings. For more information, see the SAI, "Purchase, Redemption and Pricing of Fund Shares--Sale of Shares."


      If you are selling more than $100,000 of shares, you want the check sent to someone or some place that is not in our records or you are a business or a trust, and you hold your shares directly with the Transfer Agent, you will need to have the signature on your sell order guaranteed by a financial institution. For more information, see the SAI, "Purchase, Redemption and Pricing of Fund Shares--Sale of Shares--Signature Guarantee."


Contingent Deferred Sales Charge (CDSC)

If you sell Class B shares within six years of purchase or Class C shares within 18 months of purchase, you will have to pay a CDSC. To keep the CDSC as low as possible, we will sell amounts representing shares in the following order:

--------------------------------------------------------------------------------
28  PRUDENTIAL HIGH YIELD TOTAL RETURN FUND, INC.     [TELEPHONE] (800) 225-1852
--------------------------------------------------------------------------------

How to Buy, Sell and
--------------------------------------------------------------------------------
Exchange Shares of the Fund
--------------------------------------------------------------------------------


     o Amounts representing shares you purchased with reinvested dividends and distributions

     o Amounts representing the increase in NAV above the total amount of payments for shares made during the past six years for Class B shares and 18 months for Class C shares (one year for Class C shares purchased before November 2, 1998)


     o Amounts representing the cost of shares held beyond the CDSC period (six years for Class B shares and 18 months for Class C shares).

      Since shares that fall into any of the categories listed above are not subject to the CDSC, selling them first helps you to avoid--or at least minimize--the CDSC.

      Having sold the exempt shares first, if there are any remaining shares that are subject to the CDSC, we will apply the CDSC to amounts representing the cost of shares held for the longest period of time within the applicable CDSC period.

      As we noted before in the "Share Class Comparison" chart, the CDSC for Class B shares is 5% in the first year, 4% in the second, 3% in the third, 2% in the fourth, and 1% in the fifth and sixth years. The rate decreases on the first day of the month following the anniversary date of your purchase, not on the anniversary date itself. The CDSC is 1% for Class C shares--which is applied to shares sold within 18 months of purchase. For both Class B and Class C shares, the CDSC is calculated based on the lesser of the original purchase price or the redemption proceeds. For purposes of determining how long you've held your shares, all purchases during the month are grouped together and considered to have been made on the last day of the month.

      The holding period for purposes of determining the applicable CDSC will be calculated from the first day of the month after initial purchase, excluding any time shares were held in a money market fund.

Waiver of the CDSC--Class B Shares

The CDSC will be waived if the Class B shares are sold:


     o After a shareholder is deceased or disabled (or, in the case of a trust account, the death or disability of the grantor). This waiver applies to individual shareholders, as well as shares owned in joint tenancy (with rights of survivorship), provided the shares were purchased before the death or disability


--------------------------------------------------------------------------------

How to Buy, Sell and
--------------------------------------------------------------------------------
Exchange Shares of the Fund
--------------------------------------------------------------------------------


     o To provide for certain distributions--made without IRS penalty--from a tax-deferred retirement plan, IRA or Section 403(b) custodial account


     o    On certain sales from a Systematic Withdrawal Plan.

      For more information on the above and other waivers, see the SAI, "Purchase, Redemption and Pricing of Fund Shares--Waiver of Contingent Deferred Sales Charge--Class B Shares."

Waiver of the CDSC--Class C Shares


PRUDENTIAL RETIREMENT PLANS. The CDSC will be waived for purchases of Class C shares by both qualified and nonqualified retirement and deferred compensation plans participating in a PruArray Plan and other plans if Prudential also provides administrative or recordkeeping services. The CDSC will also be waived on redemptions sponsored by Prudential and its affiliates to the extent that the redemption proceeds are invested in The Guaranteed Investment Account (a group annuity insurance product sponsored by Prudential), The Guaranteed Insulated Separate Account, a separate account offered by Prudential, and shares of The Stable Value Fund, an unaffiliated bank collective fund.


OTHER BENEFIT PLANS. The CDSC will be waived on redemptions from Benefit Plans holding shares through a broker not affiliated with Prudential and for which the broker provides administrative or recordkeeping services.

Redemption in Kind

If the sales of Fund shares you make during any 90-day period reach the lesser of $250,000 or 1% of the value of the Fund's net assets, we can then give you securities from the Fund's portfolio instead of cash. If you want to sell the securities for cash, you would have to pay the costs charged by a broker.

Small Accounts

If you make a sale that reduces your account value to less than $500, we may sell the rest of your shares (without charging any CDSC) and close your account. We would do this to minimize Fund expenses paid by other shareholders. We will give you 60 days' notice, during which time you can purchase additional shares to avoid this action. This involuntary sale does not apply to shareholders who own their shares as part of a 401(k) plan, an IRA or some other tax-deferred plan or account.

--------------------------------------------------------------------------------
30  PRUDENTIAL HIGH YIELD TOTAL RETURN FUND, INC.     [TELEPHONE] (800) 225-1852
--------------------------------------------------------------------------------

How to Buy, Sell and
--------------------------------------------------------------------------------
Exchange Shares of the Fund
--------------------------------------------------------------------------------

90-Day Repurchase Privilege

After you redeem your shares, you have a 90-day period during which you may reinvest any of the redemption proceeds in shares of the same Fund without paying an initial sales charge. Also, if you paid a CDSC when you redeemed your shares, we will credit your new account with the appropriate number of shares to reflect the amount of the CDSC you paid. In order to take advantage of this one-time privilege, you must notify the Transfer Agent or your broker at the time of the repurchase. See the SAI, "Purchase, Redemption and Pricing of Fund Shares--Sale of Shares."

Retirement Plans

To sell shares and receive a distribution from your retirement account, call your broker or the Transfer Agent for a distribution request form. There are special distribution and income tax withholding requirements for distributions from retirement plans and you must submit a withholding form with your request to avoid delay. If your retirement plan account is held for you by your employer or plan trustee, you must arrange for the distribution request to be signed and sent by the plan administrator or trustee. For additional information, see the SAI.

HOW TO EXCHANGE YOUR SHARES

You can exchange your shares of the Fund for shares of the same class in certain other Prudential mutual funds--including certain money market funds--if you satisfy the minimum investment requirements. For example, you can exchange Class A shares of the Fund for Class A shares of another Prudential mutual fund, but you can't exchange Class A shares for Class B, Class C or Class Z shares. Class B and Class C shares may not be exchanged into money market funds other than Prudential Special Money Market Fund, Inc. After an exchange, at redemption the CDSC will be calculated from the first day of the month after initial purchase, excluding any time shares were held in a money market fund. We may change the terms of the exchange privilege after giving you 60 days' notice.

      If you hold shares through a broker, you must exchange shares through your broker. Otherwise contact:

--------------------------------------------------------------------------------

How to Buy, Sell and
--------------------------------------------------------------------------------
Exchange Shares of the Fund
--------------------------------------------------------------------------------

PRUDENTIAL MUTUAL FUND SERVICES LLC
ATTN: EXCHANGE PROCESSING
P.O. BOX 15010
NEW BRUNSWICK, NJ 08906-5010

      There is no sales charge for exchanges. If, however, you exchange--and then sell--Class B shares within approximately six years of your original purchase or Class C shares within 18 months of your original purchase, you must still pay the applicable CDSC. If you have exchanged Class B or Class C shares into a money market fund, the time you hold the shares in the money market account will not be counted in calculating the required holding periods for CDSC liability.

      Remember, as we explained in the section entitled "Fund Distributions and Tax Issues--If You Sell or Exchange Your Shares," exchanging shares is considered a sale for tax purposes. Therefore, if the shares you exchange are worth more than you paid for them, you may have to pay capital gains tax. For additional information about exchanging shares, see the SAI, "Shareholder Investment Account--Exchange Privilege."

      If you own Class B or Class C shares and qualify to purchase Class A shares without paying an initial sales charge, we will automatically exchange your Class B or Class C shares that are not subject to a CDSC for Class A shares. We make such exchanges on a quarterly basis, if you qualify for this exchange privilege. We have obtained a legal opinion that this exchange is not a "taxable event" for federal income tax purposes, but the opinion is not binding on the IRS.

Frequent Trading

Frequent trading of Fund shares in response to short-term fluctuations in the market--also known as "market timing"--may make it very difficult to manage the Fund's investments. When market timing occurs, the Fund may have to sell portfolio securities to have the cash necessary to redeem the market timer's shares. This can happen at a time when it is not advantageous to sell any securities, so the Fund's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because we cannot predict how much cash the Fund will have to invest. When, in our opinion, such activity would have a disruptive effect on portfolio management, the Fund reserves the right to refuse purchase orders

--------------------------------------------------------------------------------
32  PRUDENTIAL HIGH YIELD TOTAL RETURN FUND, INC.     [TELEPHONE] (800) 225-1852
--------------------------------------------------------------------------------

How to Buy, Sell and
--------------------------------------------------------------------------------
Exchange Shares of the Fund
--------------------------------------------------------------------------------

and exchanges into the Fund by any person, group or commonly controlled account. The Fund may notify a market timer of rejection of an exchange or purchase order after the day the order is placed. If the Fund allows a market timer to trade Fund shares, it may require the market timer to enter into a written agreement to follow certain procedures and limitations.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Financial Highlights
--------------------------------------------------------------------------------

The financial highlights will help you evaluate the Fund's financial performance. The TOTAL RETURN in each chart represents the rate that a shareholder earned on an investment in that share class of the Fund, assuming reinvestment of all dividends and other distributions. The information is for each share class for the periods indicated.

      Review each chart with the financial statements and auditor's report, which appear in the annual report and the SAI and are available upon request. Additional performance information for each share class is contained in the annual report, which you can receive at no charge.


CLASS A AND CLASS B SHARES
The financial highlights for the period from May 5, 1998 through March 31, 1999 were audited by PricewaterhouseCoopers LLP, independent accountants, whose report was unqualified.



-------------------------------------------------------
  CLASS A AND CLASS B SHARES (FISCAL PERIOD ENDED 3-31)
-----------------------------------------------------------------------------
                                                CLASS A            CLASS B
  PER SHARE OPERATING PERFORMANCE               1999(1)            1999(1)
-----------------------------------------------------------------------------
  NET ASSET VALUE, BEGINNING OF PERIOD           $10.00             $10.00
  INCOME FROM INVESTMENT OPERATIONS:
  Net investment income                            0.79               0.74
  Net realized and unrealized
   loss on investments                           (1.08)             (1.08)
  TOTAL FROM INVESTMENT OPERATIONS               (0.29)             (0.34)
-----------------------------------------------------------------------------
  LESS DISTRIBUTIONS:
  Dividends from net investment income           (0.79)             (0.74)
  Distributions in excess of net
   investment income                             (0.01)             (0.01)
  TOTAL DISTRIBUTIONS                            (0.80)             (0.75)
  NET ASSET VALUE, END OF PERIOD                  $8.91              $8.91
  TOTAL RETURN(2)                               (2.97)%            (3.45)%
-----------------------------------------------------------------------------
  RATIOS/SUPPLEMENTAL DATA                         1999               1999
-----------------------------------------------------------------------------
  NET ASSETS, END OF PERIOD (000)               $37,558            $97,454
  Average net assets (000)                      $35,147            $92,201
  RATIOS TO AVERAGE NET ASSETS:
  Expenses, including distribution fees(3,4)      1.06%              1.64%
  Expenses, excluding distribution fees(3,4)      0.89%              0.89%
  Net investment income(3,4)                      9.52%              8.97%
  Portfolio turnover                                97%                97%
-----------------------------------------------------------------------------



1 FOR THE PERIOD FROM MAY 5, 1998 (WHEN CLASS A AND CLASS B SHARES WERE FIRST OFFERED) THROUGH MARCH 31, 1999.


2 TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS AND ANY OTHER DISTRIBUTIONS, BUT DOES NOT INCLUDE THE EFFECT OF SALES CHARGES. IT IS CALCULATED ASSUMING SHARES ARE PURCHASED ON THE FIRST DAY AND SOLD ON THE LAST DAY OF EACH PERIOD REPORTED.

3    NET OF FEE WAIVERS.

4    ANNUALIZED.

--------------------------------------------------------------------------------
34  PRUDENTIAL HIGH YIELD TOTAL RETURN FUND, INC.     [TELEPHONE] (800) 225-1852
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Financial Highlights
--------------------------------------------------------------------------------


CLASS C AND CLASS Z SHARES

The financial highlights for the period from May 5, 1998 through March 31, 1999 were audited by PricewaterhouseCoopers LLP, independent accountants, whose report was unqualified.

---------------------------------------------------------
  CLASS C AND CLASS Z SHARES (FISCAL PERIOD ENDED 3-31)
-------------------------------------------------------------------------------
                                                        CLASS C      CLASS Z
  PER SHARE OPERATING PERFORMANCE                       1999(1)      1999(1)
-------------------------------------------------------------------------------
  NET ASSET VALUE, BEGINNING OF PERIOD                   $10.00       $10.00
  INCOME FROM INVESTMENT OPERATIONS:
  Net investment income                                    0.74         0.80
  Net realized and unrealized loss
   on investment                                         (1.08)       (1.08)
  TOTAL FROM INVESTMENT OPERATIONS                       (0.34)       (0.28)
-------------------------------------------------------------------------------
  LESS DISTRIBUTIONS:
  Dividends from net investment income                   (0.74)       (0.80)
  Distributions in excess of net
   investment income                                     (0.01)       (0.01)
  TOTAL DISTRIBUTIONS                                    (0.75)       (0.81)
  NET ASSET VALUE, END OF PERIOD                          $8.91        $8.91
  TOTAL RETURN(2)                                       (3.45)%      (2.82)%
-------------------------------------------------------------------------------
  RATIOS/SUPPLEMENTAL DATA                                 1999         1999
-------------------------------------------------------------------------------
  NET ASSETS, END OF PERIOD (000)                       $19,249       $2,113
  Average net assets (000)                              $18,089       $2,060
  RATIOS TO AVERAGE NET ASSETS:
  Expenses, including distribution fees(3,4)              1.64%        0.89%
  Expenses, excluding distribution fees(3,4)              0.89%        0.89%
  Net investment income(3,4)                              8.96%        9.90%
  Portfolio turnover                                        97%          97%
-------------------------------------------------------------------------------

1 FOR THE PERIOD FROM MAY 5, 1998 (WHEN CLASS C AND CLASS Z SHARES WERE FIRST OFFERED) THROUGH MARCH 31, 1999.


2 TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS AND ANY OTHER DISTRIBUTIONS, BUT DOES NOT INCLUDE THE EFFECT OF SALES CHARGES. IT IS CALCULATED ASSUMING SHARES ARE PURCHASED ON THE FIRST DAY AND SOLD ON THE LAST DAY OF EACH PERIOD REPORTED. TOTAL RETURN FOR PERIODS OF LESS THAN A FULL YEAR IS NOT ANNUALIZED.

3    NET OF FEE WAIVERS.

4    ANNUALIZED.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
The Prudential Mutual Fund Family
--------------------------------------------------------------------------------

Prudential offers a broad range of mutual funds designed to meet your individual needs. For more information about these funds, contact your financial adviser or call us at (800) 225-1852. Read the prospectus carefully before you invest or send money.


Stock Funds

Prudential Distressed Securities Fund, Inc.
Prudential Emerging Growth Fund, Inc.
Prudential Equity Fund, Inc.
Prudential Equity Income Fund
Prudential Index Series Fund
    PRUDENTIAL SMALL-CAP INDEX FUND
    PRUDENTIAL STOCK INDEX FUND
The Prudential Investment Portfolios, Inc.
    PRUDENTIAL JENNISON GROWTH FUND
    PRUDENTIAL JENNISON GROWTH & INCOME FUND
Prudential Mid-Cap Value Fund
Prudential Real Estate Securities Fund

Prudential Sector Funds, Inc.
    PRUDENTIAL FINANCIAL SERVICES FUND
    PRUDENTIAL HEALTH SCIENCES FUND
    PRUDENTIAL TECHNOLOGY FUND
    PRUDENTIAL UTILITY FUND

Prudential Small-Cap Quantum Fund, Inc.
Prudential Small Company Value
    Fund, Inc.
Prudential Tax-Managed Equity Fund
Prudential 20/20 Focus Fund

Nicholas-Applegate Fund, Inc.
    NICHOLAS-APPLEGATE GROWTH EQUITY FUND

Asset Allocation/Balanced Funds
Prudential Balanced Fund
Prudential Diversified Funds
    CONSERVATIVE GROWTH FUND
    MODERATE GROWTH FUND
    HIGH GROWTH FUND
The Prudential Investment Portfolios, Inc.
    PRUDENTIAL ACTIVE BALANCED FUND
Global Funds
Global Stock Funds
Prudential Developing Markets Fund
    PRUDENTIAL DEVELOPING MARKETS
         EQUITY FUND
    PRUDENTIAL LATIN AMERICA EQUITY FUND
Prudential Europe Growth Fund, Inc.
Prudential Global Genesis Fund, Inc.
Prudential Index Series Fund
    PRUDENTIAL EUROPE INDEX FUND
    PRUDENTIAL PACIFIC INDEX FUND
Prudential Natural Resources Fund, Inc.
Prudential Pacific Growth Fund, Inc.
Prudential World Fund, Inc.
    GLOBAL SERIES
    INTERNATIONAL STOCK SERIES
Global Utility Fund, Inc.
Global Bond Funds
Prudential Global Limited Maturity Fund, Inc.
    LIMITED MATURITY PORTFOLIO
Prudential Intermediate Global Income Fund, Inc.
Prudential International Bond Fund, Inc.
The Global Total Return Fund, Inc.

--------------------------------------------------------------------------------
36  PRUDENTIAL HIGH YIELD TOTAL RETURN FUND, INC.     [TELEPHONE] (800) 225-1852
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
The Prudential Mutual Fund Family
--------------------------------------------------------------------------------

Bond Funds
Taxable Bond Funds
Prudential Diversified Bond Fund, Inc.
Prudential Government Income
    Fund, Inc.
Prudential Government Securities Trust
    SHORT-INTERMEDIATE TERM SERIES
Prudential High Yield Fund, Inc.
Prudential High Yield Total Return
    Fund, Inc.
Prudential Index Series Fund
    PRUDENTIAL BOND MARKET INDEX FUND
Prudential Structured Maturity Fund, Inc.
    INCOME PORTFOLIO
Tax-Exempt Bond Funds
Prudential California Municipal Fund
    CALIFORNIA SERIES
    CALIFORNIA INCOME SERIES
Prudential Municipal Bond Fund
    HIGH INCOME SERIES
    INSURED SERIES
Prudential Municipal Series Fund
    FLORIDA SERIES
    MASSACHUSETTS SERIES
    NEW JERSEY SERIES
    NEW YORK SERIES
    NORTH CAROLINA SERIES
    OHIO SERIES
    PENNSYLVANIA SERIES
Prudential National Municipals
    Fund, Inc.
Money Market Funds
Taxable Money Market Funds
Cash Accumulation Trust
    LIQUID ASSETS FUND
    NATIONAL MONEY MARKET FUND
Prudential Government Securities Trust
    MONEY MARKET SERIES
    U.S. TREASURY MONEY MARKET SERIES
Prudential Special Money Market
    Fund, Inc.
    MONEY MARKET SERIES
Prudential MoneyMart Assets, Inc.
Tax-Free Money Market Funds
Prudential Tax-Free Money Fund, Inc.
Prudential California Municipal Fund
    CALIFORNIA MONEY MARKET SERIES
Prudential Municipal Series Fund
    CONNECTICUT MONEY MARKET SERIES
    MASSACHUSETTS MONEY MARKET SERIES
    NEW JERSEY MONEY MARKET SERIES
    NEW YORK MONEY MARKET SERIES
Command Funds
Command Money Fund
Command Government Fund
Command Tax-Free Fund
Institutional Money Market Funds
Prudential Institutional Liquidity
    Portfolio, Inc.
    INSTITUTIONAL MONEY MARKET SERIES


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Appendix A
--------------------------------------------------------------------------------

                         DESCRIPTION OF SECURITY RATINGS

MOODY'S INVESTORS SERVICE

BOND RATINGS

     Aaa: Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt-edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

     Aa: Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or the fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than the Aaa securities.

     A: Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future.

     Baa: Bonds which are rated Baa are to be considered as medium-grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

     Ba: Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

     B: Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

--------------------------------------------------------------------------------
A-1  PRUDENTIAL HIGH YIELD TOTAL RETURN FUND, INC.   [TELEPHONE] (800) 225-1852

--------------------------------------------------------------------------------
Appendix A
--------------------------------------------------------------------------------

     Moody's applies numerical modifiers 1, 2 and 3 in each generic rating classification from Aa to B. The modifier 1 indicates that the company ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the company ranks in the lower end of its generic rating category.

     Caa: Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

     Ca: Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

SHORT-TERM DEBT RATINGS

Moody's short-term debt ratings are opinions of the ability of issuers to repay punctually senior debt obligations. These obligations have an original maturity not exceeding one year, unless explicitly noted.

     PRIME-l: Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics:

     o    Leading market positions in well-established industries.

     o    High rates of return on funds employed.

     o Conservative capitalization structure with moderate reliance on debt and ample asset protection.

     o Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

     o Well-established access to a range of financial markets and assured sources of alternate liquidity.

     PRIME-2: Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This normally will be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

--------------------------------------------------------------------------------
                                                                             A-2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Appendix A
--------------------------------------------------------------------------------

STANDARD & POOR'S RATINGS GROUP

BOND RATINGS

     AAA: An obligation rated AAA has the highest rating assigned by S&P. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

     AA: An obligation rated AA differs from the highest rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

     A: An obligation rated A is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

     BBB: An obligation rated BBB exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

     BB, B, CCC and CC: Obligations rated BB, B, CCC and CC are regarded as having significant speculative characteristics, BB indicates the least degree of speculation and CC the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

COMMERCIAL PAPER RATINGS

An S&P commercial paper rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market.

     A-l: This designation indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation.

     A-2: Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-l.

DUFF & PHELPS CREDIT RATING CO.

LONG-TERM DEBT AND PREFERRED STOCK RATINGS

     AAA: Highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

--------------------------------------------------------------------------------
A-3  PRUDENTIAL HIGH YIELD TOTAL RETURN FUND, INC.   [TELEPHONE] (800) 225-1852

--------------------------------------------------------------------------------
Appendix A
--------------------------------------------------------------------------------

     AA: High credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

     A: Protection factors are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

     BBB: Below average protection factors but still considered sufficient for prudent investment. Considerable variability in risk during economic cycles.

     BB: Below investment-grade but deemed likely to meet obligations when due. Present or prospective financial protection factors fluctuate according to industry conditions or company fortunes. Overall quality may move up or down frequently within this category.

     B: Below investment-grade and possessing risk that obligations will not be met when due. Financial protection factors will fluctuate widely according to economic cycles, industry conditions and/or company fortunes. Potential exists for frequent changes in the rating within this category or into a higher or lower rating grade.

     Duff & Phelps refines each generic rating classification from AA through B with a "+" or a "-".

     CCC: Well below investment-grade securities. Considerable uncertainty exists as to timely payment of principal, interest or preferred dividends. Protection factors are narrow and risk can be substantial with unfavorable economic/industry conditions, or with unfavorable company developments.

SHORT-TERM DEBT RATINGS

     Duff 1+: Highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding, and safety is just below risk-free U.S. Treasury short-term obligations.

     Duff 1: Very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor.

     Duff 1-: High certainty of timely payment, Liquidity factors are strong and supported by good fundamental protection factors. Risk factors are very small.

     Duff 2: Good certainty of timely payment. Liquidity factors and Company fundamentals are sound. Although ongoing funding needs may enlarge total financing requirements, access to capital markets is good. Risk factors are small.

--------------------------------------------------------------------------------
                                                                             A-4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                 [This page has been left blank intentionally.]


--------------------------------------------------------------------------------
    PRUDENTIAL HIGH YIELD TOTAL RETURN FUND, INC.     [TELEPHONE] (800) 225-1852
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




                    [This page has left blank intentionally.]




--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




                    [This page has left blank intentionally.]



--------------------------------------------------------------------------------
     PRUDENTIAL HIGH YIELD TOTAL RETURN FUND, INC.   [TELEPHONE] (800) 225-1852
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




                    [This page has left blank intentionally.]




--------------------------------------------------------------------------------

For More Information:
--------------------------------------------------------------------------------
Please read this prospectus before
you invest in the Fund and keep it
for future reference. For information
or shareholder questions contact:

Prudential Mutual Fund Services LLC
P.O. Box 15005
New Brunswick, NJ 08906-5005
(800) 225-1852
(732) 417-7555
  (if calling from outside the U.S.)
---------------------------------------
Outside Brokers Should Contact:
Prudential Investment Management
  Services LLC
P.O. Box 15035
New Brunswick, NJ 08906-5035
(800) 778-8769
---------------------------------------
Visit Prudential's Web Site At:
http://www.prudential.com
---------------------------------------
Additional information about the
Fund can be obtained without charge
and can be found in the following documents:

Statement of Additional
  Information (SAI)
  (incorporated by reference into
  this prospectus)

Annual Report
  (contains a discussion of the market conditions and investment strategies that significantly affected the Fund's performance)

Semi-Annual Report

You can also obtain copies of Fund documents from the Securities and Exchange
Commission as follows:

By Mail:
Securities and Exchange Commission
Public Reference Section
Washington, DC 20549-6009
  (The SEC charges a fee to copy documents.)
In Person:
Public Reference Room in
Washington, DC
  (For hours of operation, call
  1(800) SEC-0330)
Via the Internet:
http://www.sec.gov

---------------------------------------
CUSIP Numbers:
Class A Shares--74437D-10-9
Class B Shares--74437D-20-8
Class C Shares--74437D-30-7
Class Z Shares--74437D-40-6
Investment Company Act File No:
811-08101

                                              [logo]   Printed on Recycled Paper


MF181A